UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant	☐
Filed by a Party other than the Registrant	☑

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12

ARI NETWORK SERVICES, INC.

(Name of Registrant as Specified in its Charter)

PARK CITY CAPITAL, LLC
PARK CITY CAPITAL OFFSHORE MASTER, LTD.
MICHAEL J. FOX
JOHN M. MUELLER

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

November 28, 2016

Dear fellow shareholders of ARI Network Services, Inc.:

Park City Capital, LLC, the beneficial owner of approximately 5.7% of the outstanding shares of ARI Network Services, Inc. (“ARI”), is nominating two highly qualified director candidates for election to the two seats up for election on ARI’s six-member staggered board at its “2017” annual meeting of shareholders to be held on January 5, 2017. We are sending you the attached proxy statement and the enclosed BLUE proxy card to solicit your proxy to elect our director candidates.

Park City Capital believes that ARI’s shares are significantly undervalued and that, due to market conditions, ARI has a unique opportunity to maximize shareholder value by seeking to sell the company. We have engaged in discussions with ARI, and provided it with our analysis, regarding a potential sale of the company over the past two years. We do not believe that the ARI board and management have genuinely considered a sale of the company during that time. We believe strongly that the ARI board would benefit greatly from the addition of two new board members who are experienced in sale transactions and would seek to ensure that the ARI board fairly and properly considers all potential strategic alternatives. Our director nominees would represent the best interests of all shareholders, independent of management, and would work to ensure that the board pursues the best possible results for all shareholders.

Our two director candidates, whose backgrounds are more fully described in the attached proxy statement, are John M. Mueller and Michael J. Fox.

We ask for your support by completing, signing, dating and returning in the enclosed postage-paid envelope the enclosed BLUE proxy card. If you hold ARI shares through a bank, broker or other nominee, you must provide voting instructions to that entity. If you have not received a BLUE voting instruction card from your bank, broker or other nominee, you should immediately contact the person responsible for your account to obtain a BLUE voting instruction card.

We urge you not to return any proxy card provided by ARI. To support Park City Capital, you should return our BLUE proxy card and discard any proxy card you receive from ARI. You do not need to (and should not) vote “withhold” on ARI’s proxy card to vote for our director candidates. You should not vote for any of the director candidates nominated by ARI, or on any other matter by returning ARI’s proxy card. If you have already provided ARI with an executed proxy, you may revoke it by executing a later dated BLUE proxy card and sending it to us in the enclosed postage-paid envelope (or, if you hold your shares through a bank, broker or other nominee, by sending a later dated BLUE voting instruction card to that entity).

If you have any questions or require any assistance with providing your proxy or any other matters, please contact our proxy advisor, Alliance Advisors, at 855-737-3183.

Thank you for your support,
Park City Capital, LLC

Proxy Statement

This proxy statement and enclosed BLUE proxy card are being provided by Park City Capital, LLC in connection with its solicitation of proxies from you, the holders of shares of common stock of ARI Network Services, Inc., a Wisconsin corporation (“ARI”), to elect our two director candidates to the two seats up for election on ARI’s six-member staggered board at its “2017” annual meeting of shareholders to be held at ARI’s headquarters located at 10850 West Park Place, Suite 1200, Milwaukee, Wisconsin 53224 on Thursday, January 5, 2017, at 9:00 a.m., local time, and any adjournments or postponements thereof and any meeting which may be called in lieu thereof (the “Annual Meeting”).

Park City Capital’s director candidates are John M. Mueller and Michael J. Fox. The backgrounds and qualifications of our director candidates are described in this proxy statement in the section titled “Our Director Candidates.”

Proposals to approve an amendment to ARI’s 2010 Equity Incentive Plan, to approve, on an advisory basis, ARI’s executive compensation (so called “say-on-pay”), and to ratify the appointment of ARI’s independent auditors for the fiscal year ending July 31, 2017 are also included on our BLUE proxy card. Park City Capital recommends that you vote “AGAINST” ARI’s proposal to amend its 2010 Equity Incentive Plan and its say-on-pay proposal due to Park City Capital’s belief that the ARI board and management have failed to maximize value for shareholders. Park City Capital does not make a recommendation with respect to the auditor ratification proposal.

ARI has set the record date for determining shareholders entitled to notice of and to vote at the Annual Meeting as October 28, 2016 (the “Record Date”). Shareholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. According to ARI, as of the Record Date, there were 17,448,066 shares of common stock of ARI outstanding and entitled to vote at the Annual Meeting.

This solicitation of proxies is being made by Park City Capital. Further information regarding Park City Capital and its affiliates is included in this proxy statement in the section titled “Information About Us.” This solicitation of proxies is not being made by or on behalf of the board of directors or management of ARI.

This proxy statement and the enclosed BLUE proxy card are first being sent to ARI’s shareholders on or about November 29, 2016.

WE URGE YOU TO COMPLETE, SIGN, DATE AND RETURN IN THE ENCLOSED POSTAGE-PAID ENVELOPE THE ENCLOSED BLUE PROXY CARD TO ELECT OUR DIRECTOR CANDIDATES. YOU WILL NOT BE ABLE TO VOTE FOR OUR DIRECTOR CANDIDATES BY RETURNING A PROXY CARD THAT IS PROVIDED BY ARI.

IF YOU HOLD ARI SHARES THROUGH A BANK, BROKER OR OTHER NOMINEE, YOU MUST PROVIDE VOTING INSTRUCTIONS TO THAT ENTITY. IF YOU HAVE NOT RECEIVED A BLUE VOTING INSTRUCTION CARD FROM YOUR BANK, BROKER OR OTHER NOMINEE, YOU SHOULD IMMEDIATELY CONTACT THE PERSON RESPONSIBLE FOR YOUR ACCOUNT TO OBTAIN A BLUE VOTING INSTRUCTION CARD.

WE URGE YOU NOT TO RETURN ANY PROXY CARD PROVIDED BY ARI. TO SUPPORT PARK CITY CAPITAL, YOU SHOULD RETURN OUR BLUE PROXY CARD AND DISCARD ANY PROXY CARD YOU RECEIVE FROM ARI. YOU DO NOT NEED TO (AND SHOULD NOT) VOTE “WITHHOLD” ON ARI’S PROXY CARD TO VOTE FOR OUR DIRECTOR CANDIDATES. YOU SHOULD NOT VOTE FOR ANY OF THE DIRECTOR CANDIDATES NOMINATED BY ARI OR ON ANY OTHER MATTER BY RETURNING ARI’S PROXY CARD.

IF YOU HAVE ALREADY PROVIDED ARI WITH AN EXECUTED PROXY, YOU MAY REVOKE IT BY EXECUTING A LATER DATED BLUE PROXY CARD AND SENDING IT TO US IN THE ENCLOSED POSTAGE-PAID ENVELOPE (OR, IF YOU HOLD YOUR SHARES THROUGH A BANK, BROKER OR OTHER NOMINEE, BY SENDING A LATER DATED BLUE VOTING INSTRUCTION CARD TO THAT ENTITY). SEE THE BACK COVER PAGE OF THIS PROXY STATEMENT FOR FURTHER INFORMATION ON HOW TO VOTE YOUR ARI SHARES.

Questions and Answers Relating to this Proxy Solicitation

What are you asking ARI’s shareholders to do?

We are asking for your support for the election of our two director candidates, John M. Mueller and Michael J. Fox, to the two seats up for election on ARI’s six-member staggered board. As described more fully in this proxy statement, we believe our director candidates will add valuable perspectives and leadership to the ARI board relating to the pursuit of strategic alternatives and a sale process. We believe our candidates possess the skills, experience, energy and leadership abilities necessary to contribute to ARI as well-rounded board members. Our nominees will represent, and will seek the best possible results for, all shareholders.

Who are Park City Capital’s director candidates?

John M. Mueller and Michael J. Fox are highly qualified individuals with significant business experience. The principal occupation and business experience of each of these candidates is described in this proxy statement in the section titled “Our Director Candidates.” We believe that each of our director candidates would be considered independent under the listing standards of the NASDAQ Stock Market (“NASDAQ”), and neither of our director candidates is affiliated with ARI or any of its subsidiaries. If elected to ARI’s board of directors, our director candidates would owe fiduciary duties to all of ARI’s shareholders.

Who can provide a proxy?

If you are a record holder of ARI shares as of the close of business on the record date for the Annual Meeting, which is October 28, 2016, you have the right to vote in person or by proxy on the election of directors and any other matters that may properly come before the Annual Meeting. If you are a record holder of ARI shares at the close of business on the record date, you will retain your right to vote or provide a proxy even if you sell your ARI shares after the record date.

How do I provide a proxy?

We urge you to complete, sign, date and return in the enclosed postage-paid envelope the enclosed BLUE proxy card to elect our director candidates. You will not be able to vote for our director candidates by returning a proxy card that is provided by ARI. If you hold ARI shares through a bank, broker or other nominee, you must provide voting instructions to that entity. If you have not received a BLUE voting instruction card from your bank, broker or other nominee, you should immediately contact the person responsible for your account to obtain a BLUE voting instruction card.

If you have already provided ARI with an executed proxy, you may revoke that proxy by executing a later dated BLUE proxy card and sending it to us in the enclosed postage-paid envelope (or, if you hold your shares through a bank, broker or other nominee, by returning a later dated BLUE voting instruction card to that entity). We urge you not to sign or return any proxy card provided by ARI. You do not need to (and should not) vote “withhold” on ARI’s proxy card to vote for our director candidates. You should not vote on any other matter by returning ARI’s proxy card.

Can I vote by telephone or Internet?

If you hold your shares in registered form, information should be included with this proxy statement providing you instructions on how to vote by telephone or the Internet.

If you hold your shares through a bank, broker or other nominee, information may be included with this proxy statement from that entity providing you instructions on how to vote by telephone or the Internet. Many banks and brokerage firms participate in a program that allows eligible shareholders to vote by telephone or the Internet. If your bank or brokerage firm participates in the telephone or Internet voting program, then the bank or brokerage firm will provide you with instructions for voting by telephone or the Internet on the voting form that it provides to you. Telephone and Internet voting procedures, if available through your bank or brokerage firm, are designed to authenticate your identity and allow you to give your voting instructions and confirm that your instructions have been properly recorded.

What is the deadline for providing a proxy?

We urge you to submit your proxy to us as soon as possible. For your proxy to be voted at the Annual Meeting, we must receive it on or prior to the date of the Annual Meeting. The Annual Meeting is on January 5, 2017.

Who is making this proxy solicitation?

This proxy solicitation is being made by Park City Capital, LLC. Park City Capital, LLC provides investment advisory and management services and acts as the investment adviser of Park City Capital Offshore Master, Ltd., a private investment fund that owns 1,000,000 shares of ARI common stock. Michael J. Fox, one of our director candidates, is the managing member and chief executive officer of Park City Capital, LLC and a director of Park City Capital Offshore Master, Ltd.

Why is Park City Capital making this proxy solicitation?

Park City Capital believes that ARI’s shares are significantly undervalued and that, due to market conditions, ARI has a unique opportunity to maximize shareholder value by seeking to sell the company. We have engaged in discussions with ARI, and provided it with our analysis, regarding a potential sale of the company over the past two years. We do not believe that the ARI board and management have genuinely considered a sale of the company during that time. We believe strongly that the ARI board would benefit greatly from the addition of two new board members who are experienced in sale transactions and would seek to ensure that the ARI board fairly and properly considers all potential strategic alternatives. Our director nominees would represent the best interests of all shareholders, independent of management, and would work to ensure that the board pursues the best possible results for all shareholders.

We believe our director candidates will add valuable perspectives and leadership to the ARI board relating to the pursuit of strategic alternatives and a sale process. We believe our candidates possess the skills, experience, energy and leadership abilities necessary to contribute to ARI as well-rounded board members. Our director candidates will be active and responsible stewards of the trust placed in them by shareholders.

How many proxies must be received for Park City Capital’s director candidates to be elected?

Under ARI’s bylaws, shareholders are entitled to one vote for each share held by them on each matter coming before the Annual Meeting. ARI’s directors are elected by a plurality of the votes cast at a meeting of shareholders at which a quorum is present, and cumulative voting is not permitted. The presence in person or by proxy of the holders of a majority of ARI’s outstanding shares entitled to vote at the Annual Meeting will constitute a quorum. ARI is proposing that two directors on its six-member staggered board be elected at the Annual Meeting. Therefore, at the Annual Meeting, assuming a quorum is present, the two director nominees receiving the highest number of votes, whether cast in person or by proxy, will be elected to ARI’s staggered board. Because the two director candidates receiving the highest number of votes will be elected to ARI’s staggered board, every vote is important. We urge you to complete, sign, date and return in the enclosed postage-paid envelope the enclosed BLUE proxy card to elect our director candidates.

Why is Park City Capital nominating only two director candidates when there are six members of ARI’s board of directors?

ARI’s board of directors consists of six directors who are divided into three classes with staggered three-year terms. The current terms of two of ARI’s directors expire at the Annual Meeting. ARI’s board also consists of two directors with terms expiring at the “2018” annual meeting and two directors with terms expiring at the “2019” annual meeting. Park City Capital has nominated two director candidates to replace the two directors up for election at the Annual Meeting. To support Park City Capital, you should return only our BLUE proxy card and not vote ARI’s proxy card or for any of their nominees.

What if I want to revoke a proxy that I already provided to ARI?

We urge you not to sign or return any proxy card or revocation card that may be sent to you by ARI. If you have already provided ARI with an executed proxy card or revocation card, you may revoke that document by executing a later dated BLUE proxy card and sending it to us in the enclosed postage-paid envelope (or, if you hold your shares through a bank, broker or other nominee, by returning a later dated BLUE voting instruction card to that entity). If you wish to revoke a proxy provided to ARI, please send a copy of the revocation to Alliance Advisors at the fax number included on the back cover page of this proxy statement so that we will be aware of all revocations and can attempt to ensure they are honored.

How do I vote on the other matters being presented by ARI for vote at the Annual Meeting?

You can vote on all matters to be presented at the Annual Meeting on Park City Capital’s BLUE proxy card. We urge you not to return any proxy card provided by ARI so as not to revoke Park City Capital’s BLUE proxy card. Only the latest dated proxy card will be counted at the Annual Meeting.

The affirmative vote of a majority of the votes cast by shareholders entitled to vote is required to approve the amendment to ARI’s 2010 Equity Incentive Plan. Due to our belief that the ARI board and management have failed to maximize value for shareholders, Park City Capital will vote its ARI shares, and recommends that you vote your ARI shares, “AGAINST” ARI’s proposal to amend its 2010 Equity Incentive Plan. If you indicate your vote with respect to this proposal on our BLUE proxy card, we will vote your shares as instructed. If you do not specify a choice with respect to this proposal on our BLUE proxy card, we will vote your shares “AGAINST” this proposal.

The affirmative vote of a majority of the votes cast by shareholders entitled to vote is required to approve, on an advisory basis, the compensation of ARI’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the company’s compensation discussion & analysis, the compensation tables and the narrative discussion, as contained in ARI’s proxy statement (so called “say-on-pay”). Due to our belief that the ARI board and management have failed to maximize value for shareholders, Park City Capital will vote its ARI shares, and recommends that you vote your ARI shares, “AGAINST” the say-on-pay proposal. If you indicate your vote with respect to this proposal on our BLUE proxy card, we will vote your shares as instructed. If you do not specify a choice with respect to this proposal on our BLUE proxy card, we will vote your shares “AGAINST” this proposal.

The affirmative vote of a majority of the votes cast by shareholders entitled to vote is required to ratify the appointment of Wipfli LLP as ARI’s independent auditors for the fiscal year ending July 31, 2017. Park City Capital will vote its ARI shares “AGAINST” the company’s auditor ratification proposal because of our lack of familiarity regarding the experience and qualifications of Wipfli LLP. However, Park City Capital makes no recommendation with respect to this proposal. If you indicate your vote with respect to this proposal on our BLUE proxy card, we will vote your shares as instructed. If you do not specify a choice with respect to this proposal on our BLUE proxy card, we will vote your shares “AGAINST” this proposal.

Abstentions and proxies marked “withhold” for the election of directors will be counted for purposes of establishing the presence or absence of a quorum for the transaction of business, but will not be counted for purposes of determining the election of directors. An abstention will have no effect on the outcome of the proposal to approve an amendment to ARI’s 2010 Equity Incentive Plan, the say-on-pay proposal and the auditor ratification proposal.

If your ARI shares are held in the name of a brokerage firm and the brokerage firm has not received voting instructions from the beneficial owner of the shares with respect to a proposal that is not a “routine” matter, the brokerage firm cannot vote the shares on that proposal. This is referred to as a “broker non-vote.” Under applicable stock exchange rules, there are no “routine” proposals in a contested proxy solicitation. Because Park City Capital has initiated a contested proxy solicitation, there will be no “routine” matters at the Annual Meeting for any broker accounts that are provided with proxy materials by Park City Capital. When the vote is tabulated for any particular matter, broker non-votes, if any, will be counted for purposes of determining whether a quorum is present, but will have no effect on the outcome of any proposal. We encourage you to provide voting instructions to the bank, broker, trustee or other nominee that holds your shares by carefully following the instructions provided in their notice to you.

We urge you not to return any proxy card provided by ARI. To support Park City Capital, you should return our BLUE proxy card and discard any proxy card you receive from ARI. You do not need to (and should not) vote “withhold” on ARI’s proxy card to vote for our director candidates. You should not vote for any of the director candidates nominated by ARI, or on any other matter, by returning ARI’s proxy card. If you have already provided ARI with an executed proxy, you may revoke it by executing a later dated BLUE proxy card and sending it to us in the enclosed postage-paid envelope (or, if you hold your shares through a bank, broker or other nominee, by sending a later dated BLUE voting instruction card to that entity).

Who should I call if I have any questions?

If you have any questions, require any assistance in voting your ARI shares, need any additional copies of our proxy materials, or have any other questions, please call Alliance Advisors, our proxy advisor, at 855-737-3183.

Why We Are Soliciting Proxies

Our interest, similar to the interests of all shareholders, is to maximize shareholder value. We are soliciting your proxy to elect our two director candidates to the two seats up for election on ARI’s six-member staggered board in an effort to ensure that shareholders are represented by directors who will fairly and properly consider all alternatives available to ARI.

We wrote letters to the ARI board on December 9, 2014 and September 14, 2015 (copies of which are available in our Schedule 13D filings with the SEC) outlining our analysis regarding the potential value that could be obtained for shareholders through a sale process. We also engaged with ARI during this time in an effort to encourage and assist it in engaging a financial advisor, engaging with private equity firms, and exploring a sale of the company.

Based on our analysis and review of comparable transactions, we believe that ARI’s shares are significantly undervalued and that due to market conditions, including in the M&A and private equity markets, ARI has a unique opportunity to maximize shareholder value by seeking to sell the company. We believe that private equity firms and other potential buyers are eager to acquire companies like ARI at valuations that represent a significant premium to ARI’s current share price, as demonstrated by recent comparable transactions in ARI’s industry and similar industries.

After almost two years of discussions with the board and management of ARI, we believe that ARI has not seriously considered engaging a financial advisor who could advise the board on these matters and has not seriously reviewed strategic alternatives for shareholders.

Although ARI may now be seeking to engage a financial advisor or looking into a process, we are concerned that the ARI board would not be genuine in these efforts. We believe the ARI board would benefit greatly from the addition of two new board members who are experienced in sale transactions and will be advocates of having the company thoroughly review a potential sale process. We believe the ARI board needs new and independent directors to ensure that all possible strategic alternatives are considered for shareholders.

We have endeavored over the past two years to engage with ARI and provide assistance in engaging a financial advisor, communicating with private equity firms, and undertaking an appropriate review of strategic alternatives. We do not believe that the board and management have been genuine in their efforts to consider these matters.

We have also communicated with the ARI board in an effort to work amicably towards a resolution of this proxy contest, but ARI has not responded to our efforts. We remain open at all times to a productive dialogue with the ARI board for the benefit of all shareholders. Unfortunately, this approach has not been reciprocated by the ARI board.

We believe our director candidates will add valuable perspectives and leadership to the ARI board relating to the pursuit of strategic alternatives, as well as in many other areas. If our director candidates are elected, they will seek to make other improvements at ARI, including eliminating ARI’s staggered board, reincorporating ARI in Delaware, and instituting an improved shareholder relations program. We believe our candidates possess the skills, experience, energy and leadership abilities necessary to contribute to ARI as well-rounded board members. Our director candidates will actively represent the best interests of all shareholders.

If you have any questions or require any assistance with providing your proxy or any other matters, please contact our proxy advisor, Alliance Advisors, at 855-737-3183.

If you would like to speak with Michael J. Fox of Park City Capital, we urge you to contact him directly at 214-855-0801.

Our Director Candidates

ARI reports that its board of directors is currently comprised of six directors, who are divided into three classes with staggered three-year terms. The current terms of two of ARI’s directors will expire at the Annual Meeting. Under ARI’s bylaws and applicable law, each of our candidates, if elected, would hold office until ARI’s “2020” annual meeting of shareholders, and until such person’s successor has been duly elected and qualified or until such person’s death, resignation, retirement or removal.

Under ARI’s bylaws, shareholders are entitled to one vote for each share held by them on each matter coming before the Annual Meeting. ARI directors are elected by a plurality of the votes cast at a meeting of shareholders at which a quorum is present, and cumulative voting is not permitted. The presence in person or by proxy of the holders of a majority of ARI’s outstanding shares entitled to vote at the Annual Meeting will constitute a quorum. ARI is proposing that two directors be elected at the Annual Meeting. Therefore, at the Annual Meeting, assuming a quorum is present, the two director nominees receiving the highest number of votes, whether cast in person or by proxy, will be elected to the ARI board.

Park City Capital is not soliciting proxies to vote shares in favor of any of ARI’s candidates. To support Park City Capital, you should return only our BLUE proxy card and not vote ARI’s proxy card or for any of their nominees.

Each of our director candidates has consented in writing to be nominated as a director of ARI, to being named as a director nominee in this proxy statement and to serve on ARI’s board of directors if elected or appointed to the board. At the Annual Meeting, we will nominate each of these director candidates for election to ARI’s board of directors. Copies of the consents that have been signed by our nominees are included in this proxy statement as Appendix A.

Our Candidates

The following sets forth information about each of Park City Capital’s director candidates. Included below is the name, age, present principal occupation, and other biographical and experience information for each of our director candidates. We believe that each of our director candidates would be considered independent under the listing standards of NASDAQ, and none of our director candidates is affiliated with ARI or any of its subsidiaries. If elected to ARI’s board of directors, our director candidates would owe fiduciary duties to all of ARI’s shareholders.

John M. Mueller, age 61, is the Managing Partner of Partners Private Equity LLC (“PPE”), a private equity firm with a focus on middle market buyouts and investments that he founded in 2013. Since October 2015, Mr. Mueller has also served as Chief Executive Officer of LTS Scale Company, a supplier of industrial scales and weighing systems, which is a portfolio company of PPE.

Prior to founding PPE, from 2001 to 2013, Mr. Mueller was Chief Executive Officer of CapitalWorks LLC, a private equity firm specializing in middle market buyout transactions. At CapitalWorks, Mr. Mueller was responsible for general management of the firm as well as investment selection, transaction structuring and portfolio management. He played a leadership role in three CapitalWorks funds over a twelve-year period. From 1993 to 2001, Mr. Mueller was the Founder and Managing Partner of Newmarket Partners, a middle market management consulting and financial advisory company specializing in performance improvement, interim management and financial restructuring. Mr. Mueller began his career at Chemical Bank in New York where he was a Vice President in the Bank’s Multinational and Investment Banking Divisions. After Chemical Bank, Mr. Mueller became Vice President of Whitman Heffernan Rhein & Co., a special situations investment firm in New York (a predecessor firm to Third Avenue Funds).

Mr. Mueller has served on the board of directors of LTS Scale Company, a privately held company, since 2015. He served on the board of directors of Magnatech Manufacturing, a privately held company, from 2010 to 2015, and the board of directors of Bluffton Motor Works, also a privately held company, from 2008 to 2015. Mr. Mueller attended the University of Michigan, received his B.A. from Kent State University and received his MBA with a specialization in Finance from Georgetown University.

Business Address: c/o Partners Private Equity LLC, 1500 Enterprise Parkway, Twinsburg, Ohio 44087.

Director Qualifications:  We believe Mr. Mueller will bring valuable insights from his substantial executive and senior management experience and extensive mergers and acquisitions and financial expertise to ARI’s board of directors. He is also qualified to serve as an audit committee member or chairperson and as an “audit committee financial expert” under the Securities and Exchange Commission’s (“SEC”) rules. Mr. Mueller will diligently represent the best interests of the shareholders as a whole and the interests of ARI’s stakeholders, as appropriate, rather than any special interest groups or constituencies.

Michael J. Fox, age 39, is the Chief Executive Officer of Park City Capital, LLC, a value-oriented investment management firm that he founded in June 2008. From 2000 to 2008, Mr. Fox worked at J.P. Morgan in New York, where he most recently served as Vice President and Senior Business Services Analyst. As J.P. Morgan’s Senior Business Services Analyst, Mr. Fox headed the firm’s Business Services Equity Research Group from 2005 to 2008. From 2000 to 2005, he was a member of J.P. Morgan’s Leisure Equity Research Group.

Mr. Fox has served as a member of the board of directors of Resonant Inc. (NASDAQ: RESN) since February 2016 and as a member of the board of directors of AdCare Health Systems, Inc. (NYSE MKT: ADK) since October 2013, also serving as Lead Director of AdCare since April 2015. He also serves as a director of Park City Capital Offshore Master, Ltd., a Cayman Islands exempted company. Mr. Fox received his Bachelor of Business Administration degree from Texas Christian University.

Business Address: c/o Park City Capital, LLC, 200 Crescent Court, Suite 1575, Dallas, Texas 75201.

Director Qualifications:  We believe Mr. Fox’s expertise and background in the financial and equity markets, coupled with Park City Capital’s significant financial stake in ARI, will bring to ARI’s board of directors valuable perspectives on executing strategies to maximize shareholder value. He has extensive financial experience and public company experience, working with management and boards to build shareholder value. He is also qualified to serve as an audit committee member or chairperson and as an “audit committee financial expert” under the SEC’s rules. Mr. Fox will diligently represent the best interests of the shareholders as a whole and the interests of ARI’s stakeholders, as appropriate, rather than any special interest groups or constituencies.

We recommend and urge you to vote FOR the election of our director candidates by completing, signing, dating and returning in the enclosed postage-paid envelope the enclosed BLUE proxy card. If you hold ARI shares through a bank, broker or other nominee, you must provide voting instructions to that entity. If you have not received a BLUE voting instruction card from your bank, broker or other nominee, you should immediately contact the person responsible for your account to obtain a BLUE voting instruction card.

How to Provide a Proxy to Us

We urge you to complete, sign, date and return in the enclosed postage-paid envelope the enclosed BLUE proxy card to elect our director candidates. You will not be able to vote for our director candidates by returning a proxy card that is provided by ARI. If you hold ARI shares through a bank, broker or other nominee, you must provide voting instructions to that entity. If you have not received a BLUE voting instruction card from your bank, broker or other nominee, you should immediately contact the person responsible for your account to obtain a BLUE voting instruction card. See the back cover page of this proxy statement for further information on how to vote your ARI shares.

We urge you not to sign or return any proxy card or revocation card that may be sent to you by ARI. If you have already provided ARI with an executed proxy card or revocation card, you may revoke that document by executing a later dated BLUE proxy card and sending it to us in the enclosed postage-paid envelope (or, if you hold your shares through a bank, broker or other nominee, by returning a later dated BLUE voting instruction card to that entity).

WE URGE YOU NOT TO RETURN ANY PROXY CARD PROVIDED BY ARI. YOU DO NOT NEED TO (AND SHOULD NOT) VOTE “WITHHOLD” ON ARI’S PROXY CARD TO VOTE FOR OUR DIRECTOR CANDIDATES. YOU SHOULD NOT VOTE FOR ANY OF ARI’S DIRECTOR NOMINEES OR ANY OTHER MATTER ON ARI’S PROXY CARD.

If you have any questions or require any assistance with providing your proxy or any other matters, please contact our proxy advisor, Alliance Advisors, at 855-737-3183.

Your proxy will authorize the proxy holders named on the proxy, with full powers of substitution and resubstitution, to raise and second motions to nominate candidates for election to ARI’s board of directors, and to vote all ARI shares that you hold as of the record date, at the Annual Meeting and at any adjournments or postponements of such meeting and at any meeting called in lieu of such meeting, in each case subject to applicable law.

Your proxy will be voted as directed by you thereon and in the discretion of the proxy holders with respect to any other matters that may properly come before the Annual Meeting, including any matters incidental to the conduct of the meeting. If no choice is specified by you with respect to the election of our director candidates, the proxy holders will vote your shares for each of our director candidates, “AGAINST” the proposal to amend ARI’s 2010 Equity Incentive Plan, “AGAINST” the say-on-pay proposal, “AGAINST” the auditor ratification proposal, and in the discretion of the proxy holders on any other matters coming before the meeting, including any matters incidental to the conduct of the meeting. The proxy holders will not vote any of the proxies for any of the director candidates nominated by ARI’s board.

In the event that any of our director candidates is unable to serve or for good cause will not serve as a member of ARI’s board of directors, the proxy holders will have the right to nominate, and vote your shares for the election of, the nominees selected in the sole discretion of the proxy holders, other than for any nominee for whom the authority to vote has been withheld on your proxy. Should substitute nominees be lawfully identified or nominated before the meeting, Park City Capital will file a revised proxy statement that identifies the substitute nominees, includes such nominees’ consent to being named in the revised proxy statement and to serve as directors, if elected, and includes the disclosure required by Items 5(b) and 7 of Schedule 14A with respect to such nominees.

Any proxy may be revoked prior to the proxy being voted at the Annual Meeting. You may revoke a proxy by properly executing and delivering a later dated proxy or by delivering a written revocation of a proxy. If you wish to revoke a proxy provided to ARI, please send a copy to Alliance Advisors at the fax number included on the back cover page of this proxy statement so that we will be aware of all revocations and can attempt to ensure they are honored.

Your vote is important. Please complete, sign, date and return the enclosed BLUE proxy card in the enclosed postage-paid envelope today. If you hold ARI shares through a bank, broker or other nominee, please vote in favor of our director candidates by providing voting instructions to your bank, broker or such other nominee. If you have not received a BLUE voting instruction card from your bank, broker or other nominee, you should immediately contact the person responsible for your account to obtain a BLUE voting instruction card. See the back cover page of this proxy statement for further information on how to vote your ARI shares.

Other Matters Being Presented by ARI at the Annual Meeting

Amendment to the 2010 Equity Incentive Plan

At the Annual Meeting, ARI is requesting shareholder approval of an amendment to the ARI Network Services, Inc. 2010 Equity Incentive Plan to increase the number of shares available for grant under the plan. Due to our belief that the ARI board and management have failed to maximize value for shareholders, Park City Capital will vote its ARI shares, and recommends that you vote your ARI shares, “AGAINST” ARI’s proposal to amend its 2010 Equity Incentive Plan. You may vote on this proposal on the enclosed BLUE proxy card (or through the BLUE voting instruction card provided by your bank, broker or other nominee). If you indicate your vote with respect to this proposal on our BLUE proxy card, we will vote your shares as instructed. If you do not specify a choice with respect to this proposal on our BLUE proxy card, we will vote your shares “AGAINST” this proposal. You should not return ARI’s proxy card to vote on this proposal, for any of the director candidates nominated by the ARI board, or on any other matter.

Say-on-Pay

At the Annual Meeting, ARI is requesting shareholder approval, on an advisory basis, of the compensation of ARI’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the company’s compensation discussion & analysis, the compensation tables and the narrative discussion, as contained in ARI’s proxy statement (so called “say-on-pay”). As an advisory vote, this proposal is not binding on ARI. Due to our belief that the ARI board and management have failed to maximize value for shareholders, Park City Capital will vote its ARI shares, and recommends that you vote your ARI shares, “AGAINST” the say-on-pay proposal. You may vote on this proposal on the enclosed BLUE proxy card (or through the BLUE voting instruction card provided by your bank, broker or other nominee). If you indicate your vote with respect to this proposal on our BLUE proxy card, we will vote your shares as instructed. If you do not specify a choice with respect to this proposal on our BLUE proxy card, we will vote your shares “AGAINST” this proposal. You should not return ARI’s proxy card to vote on this proposal, for any of the director candidates nominated by the ARI board, or on any other matter.

Auditor Ratification

ARI is submitting the selection of Wipfli LLP as its independent registered accounting firm for the fiscal year ending July 31, 2017 for ratification by shareholders at the Annual Meeting. Park City Capital will vote its shares “AGAINST” the company’s auditor ratification proposal because of our lack of familiarity regarding the experience and qualifications of Wipfli LLP. We make no recommendation to shareholders regarding how you should vote on the auditor ratification proposal. However, you may vote on this proposal on the enclosed BLUE proxy card (or through the BLUE voting instruction card provided by your bank, broker or other nominee). If you indicate your vote with respect to this proposal on our BLUE proxy card, we will vote your shares as instructed. If you return our BLUE proxy card and do not include directions on how to vote with respect to this proposal, the proxy holders will vote your shares “AGAINST” the auditor ratification proposal. You should not return ARI’s proxy card to vote on this proposal, for any of the director candidates nominated by the ARI board, or on any other matter.

Background to the Solicitation

Over the past two years, Michael J. Fox, the Managing Member and Chief Executive Officer of Park City Capital, LLC, has endeavored to engage with the board and management of ARI in an effort to share Park City Capital’s analysis and views regarding the potential attractiveness of a sale of ARI and to assist the board in exploring a sale process.

On December 9, 2014, Mr. Fox provided a letter on behalf of Park City Capital to Mr. Roy Olivier, the President and Chief Executive Officer of ARI, outlining Park City Capital’s analysis regarding the potential value that could be obtained for shareholders through a sale process. Park City Capital filed a copy of this letter with its Schedule 13D filed with the SEC on December 10, 2014.

After Mr. Fox sent this letter to Mr. Olivier, he attempted to engage with Mr. Olivier and the board regarding ARI’s potential consideration of a sale process. Mr. Fox provided information to ARI regarding firms that could be engaged as a financial advisor, private equity firms that expressed interest in engaging in discussions with ARI, and other potential buyers that could be contacted. We believe the ARI board did not take any action relating to the consideration of a sale process in response to these discussions. After these discussions extended for almost a year, Mr. Fox determined that the ARI board was not genuinely interested in taking any actions to explore a sale process.

On September 14, 2015, Mr. Fox delivered a second letter on behalf of Park City Capital to Mr. Olivier, again expressing Park City Capital’s concerns that ARI’s shares were significantly undervalued. Mr. Fox outlined Park City Capital’s analysis in greater detail regarding the potential value that could be obtained for shareholders through a sale process. Mr. Fox expressed Park City Capital’s desire for the management and board of ARI to engage a financial advisor and take other steps to explore strategic alternatives for maximizing shareholder value. Park City Capital filed a copy of this letter with its Schedule 13D filed with the SEC on September 15, 2015.

In the year that followed, Mr. Fox continued his efforts to engage in discussions with ARI management and the board regarding hiring a financial advisor, having discussions with private equity firms and other potential buyers, and commencing a strategic review process. Mr. Fox introduced ARI to financial advisors that could potentially be engaged by the board and to three private equity firms that expressed interest in pursuing the acquisition of ARI. At the urging of Park City Capital, ARI participated in meetings or calls with the three private equity firms. However, ARI did not further engage or respond to the private equity firms, even though two of these firms expressly stated their interest in continuing to explore a potential acquisition of ARI.

On September 23, 2016, Mr. Fox reached out to Mr. Will Luden, ARI’s chairman, to discuss where ARI stood regarding hiring a financial advisor, engaging with private equity firms or commencing a sale process. Mr. Fox and Mr. Luden then spoke on September 28, 2016. Mr. Fox expressed his desire for ARI to explore a sale process and that Park City Capital would like to be involved in the consideration of such a process by having one or more representatives on the board. Mr. Fox stated that Park City Capital would be submitting formal notice to nominate two directors to ARI’s six-member staggered board by the deadline of October 7, 2016 under ARI’s by-laws, but that Park City Capital remained open to engaging in amicable and productive discussions with ARI regarding a potential sale process and potential board representation. Mr. Luden said that he would call Mr. Fox back before October 7, but he did not.

On October 7, 2016, Park City Capital submitted to ARI a notice of its intent to nominate two director candidates at ARI’s “2017” annual meeting of shareholders pursuant to requirements contained in ARI’s bylaws. Park City Capital disclosed that each nominee had provided a consent to Park City Capital to be nominated as a director of ARI, to being named as a director nominee in any proxy solicitation materials of Park City Capital, and to serve on ARI’s board if elected or appointed.

Park City Capital filed a Schedule 13D with the SEC on October 7, 2016 stating that it had submitted a notice to ARI pursuant to ARI’s by-laws nominating two directors for election at ARI’s annual meeting of shareholders expected to be held in January 2017.

On October 25, 2016, Park City Capital issued a press release announcing that it had initiated a proxy contest to elect two new directors to ARI’s six-member staggered board at its “2017” annual meeting of shareholders expected to be held in January 2017. Park City Capital again expressed that it remained open to a productive dialogue with the ARI board for the benefit of all shareholders.

On November 14, 2016, Park City Capital sent a letter to shareholders of ARI providing greater details regarding Park City Capital’s analysis regarding the premium that could be obtained for ARI shareholders in a sale of the company. Park City Capital’s letter can be obtained on the SEC’s website at www.sec.gov or by contacting Alliance Advisors at 855-737-3183.

If you would like to speak with Michael J. Fox of Park City Capital, we urge you to contact him directly at 214-855-0801.

Information About Us

This proxy solicitation is being made by Park City Capital, LLC. Park City Capital, LLC beneficially owns 1,000,000 shares of ARI. Park City Capital, LLC, a Texas limited liability company, provides investment advisory services and acts as the investment adviser of Park City Capital Offshore Master, Ltd., a Cayman Islands exempted company. Mr. Fox is the managing member and chief executive officer of Park City Capital, LLC and a director of Park City Capital Offshore Master, Ltd. Mr. Mark Cook is a director of Park City Capital Offshore Master, Ltd.

The principal business of Park City Capital Offshore Master, Ltd. is serving as a private investment fund. The principal business of Park City Capital, LLC is to provide investment advisory services, including to Park City Capital Offshore Master, Ltd. The principal occupation of Mr. Fox is serving as a hedge fund manager and investment adviser. The principal occupation of Mr. Cook is management of offshore corporations. Each of our director candidates, Messrs. Mueller and Fox, is a U.S. citizen. Mr. Cook is a citizen of Australia.

The business address of each of Park City Capital, LLC, Park City Capital Offshore Master, Ltd., and Mr. Fox is 200 Crescent Court, Suite 1575, Dallas, Texas 75201. The business address of Mr. Cook is P.O. Box 61, Harbor Center, George Town, Grand Cayman, KY1-1102 Cayman Islands.

Park City Capital is the beneficial owner of 1,000,000 shares of ARI’s common stock, representing approximately 5.7% of the outstanding shares, based on the 17,448,066 shares reported by ARI as being outstanding as of October 28, 2016 in its proxy statement for its “2017” annual meeting filed with the SEC on November 21, 2016 (“ARI’s proxy statement”). This includes 1,000,000 shares of common stock held by Park City Capital Offshore Master, Ltd. Park City Capital, LLC, as the investment adviser of Park City Capital Offshore Master, Ltd., may be deemed to be the beneficial owner of the shares of ARI’s common stock disclosed as held by Park City Capital Offshore Master, Ltd. As the managing member of Park City Capital, LLC, Mr. Fox may be deemed to be a beneficial owner of the shares of ARI’s common stock disclosed as held by Park City Capital Offshore Master, Ltd. Park City Capital, LLC and Mr. Fox each expressly disclaim beneficial ownership of Park City Capital Offshore Master, Ltd.’s shares of ARI’s common stock, except to the extent of their respective pecuniary interest therein.

Park City Capital Offshore Master, Ltd. beneficially owns, and has the shared power to direct the voting and disposition of, the shares of ARI’s common stock disclosed as held by Park City Capital Offshore Master, Ltd. Park City Capital, LLC, as the investment adviser of Park City Capital Offshore Master, Ltd., has the shared power to direct the voting and disposition of the shares of ARI’s common stock held by Park City Capital Offshore Master, Ltd. Mr. Fox, as the managing member of Park City Capital, LLC, may also be deemed to have the shared power to direct the voting and disposition of the shares of ARI common stock held by Park City Capital Offshore Master, Ltd.

Additional information about the transactions effected by Park City Capital during the past two years is set forth in Appendix B to this proxy statement. Each of the purchases and sales shown on Appendix B was made through the open market. None of our director candidates directly owns any shares of common stock of ARI.

Additional biographical information about our director candidates is included in this proxy statement in the section titled “Our Director Candidates.” Additional information about each of the participants in this proxy solicitation is set forth in Appendix C to this proxy statement.

Solicitation of Proxies

This solicitation of proxies is being made by Park City Capital. Proxies may be solicited by mail, telephone, e-mail, fax, telegraph, in person or through advertisements or press releases. Each of our director candidates, the other participants named in this proxy statement, and other employees and agents of Park City Capital may assist in the solicitation of proxies without any additional remuneration.

We have retained Alliance Advisors for advisory services in connection with this solicitation and to assist us in the solicitation of proxies. Alliance Advisors will receive customary compensation for work done, the aggregate of which is currently anticipated not to exceed $50,000, together with reimbursement for its reasonable out-of-pocket expenses. We have also agreed to indemnify Alliance Advisors against liabilities and expenses arising out of its services to us in connection with this solicitation of proxies, except where any such liabilities arise out of any gross negligence or willful misconduct by Alliance Advisors. It is anticipated that Alliance Advisors will employ approximately 25 persons to solicit ARI’s shareholders for the Annual Meeting.

We plan to solicit proxies from individuals, banks, brokers, dealers, bank nominees, trust companies, and other nominees and institutional holders. We will be requesting banks, brokerage houses and other custodians, nominees and fiduciaries to forward all solicitation materials to the beneficial owners of the ARI shares they hold of record, and we will reimburse these record holders for their reasonable out-of-pocket expenses in doing so.

The expense of preparing, assembling, printing and mailing this proxy statement and related materials and the cost of soliciting proxies will be borne by Park City Capital. If Park City Capital is successful in obtaining the election of one or more of its director candidates to the ARI board, Park City Capital intends to seek reimbursement from ARI of the costs and expenses incurred by Park City Capital in connection with this solicitation and our efforts to obtain board representation. Park City Capital does not anticipate that such reimbursement would be presented to the shareholders of ARI for a vote, but Park City Capital would favor such presentation for a vote if a sufficient number of shareholders of ARI expressed a desire for such vote to occur. We anticipate that our fees and expenses incurred in connection with this solicitation and our other efforts to obtain board representation could total up to $180,000 or more. We estimate that our expenses to date total approximately $100,000.

Information About ARI

Based on documents publicly filed by ARI, the mailing address of the principal executive offices of ARI is 10850 West Park Place, Suite 1200, Milwaukee, Wisconsin 53224.

Appendix D to this proxy statement sets forth certain information regarding beneficial ownership of ARI’s shares by certain beneficial owners and ARI’s management. We have taken certain information contained in Appendix D from ARI’s proxy statement for its “2017” annual meeting, and we assume no responsibility for the accuracy or completeness of this information.

Pursuant to ARI’s proxy statement for its “2017” annual meeting, shareholder proposals for nominations of persons for election to ARI’s board of directors must be received by ARI at its executive offices no earlier than August 8, 2017 and no later than October 7, 2017, and must otherwise be in accordance with the requirements of ARI’s bylaws. All other proposals of shareholders intended to be presented at ARI’s “2018” annual meeting of shareholders must be received by ARI at its executive offices on or before October 7, 2017, in order to be presented at the meeting and must be received by July 31, 2017 to be considered for inclusion in the proxy statement for that meeting. Such proposals must also comply with the requirements of ARI’s bylaws.

The information about ARI contained in this proxy statement and the Appendices attached hereto has been taken from, or is based upon, publicly available information. We assume no responsibility for the accuracy or completeness of such information, except as may be required by law.

We have omitted from this proxy statement certain disclosures that are expected to be included in ARI’s proxy statement relating to the Annual Meeting based on reliance on Rule 14a-5(c). These disclosures include, among other things, current biographical information on ARI’s directors, information concerning executive compensation, and other information about ARI. If ARI does not provide a definitive proxy statement containing this information to shareholders before we mail our proxy statement, we will provide such information to shareholders. If ARI does not distribute its proxy statement to shareholders at least ten days prior to the Annual Meeting, we will distribute to shareholders a supplement to this proxy statement containing such disclosures at least ten days prior to the Annual Meeting.

Forward-Looking Statements

This proxy statement contains statements that are not historical facts but are “forward-looking” in nature. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results or conditions to be materially different from any future results or conditions expressed or implied by such forward-looking statements. In some cases, such forward-looking statements may be identified by terminology such as “may,” “will,” “could,” “should,” “expects,” “intends” or “believes” or the negative of such terms or other comparable terminology. Shareholders should not place undue reliance on any such forward-looking statements.

Questions

If you have any questions about anything in this proxy statement or the procedures to be followed to execute and deliver a proxy, please contact our proxy advisor, Alliance Advisors, at the toll-free telephone number included on the back cover page of this proxy statement.

Park City Capital, LLC
November 28, 2016

Appendix A

Consents of Our Board Nominees to Serve

CONSENT

The undersigned hereby consents to be nominated as a director of ARI Network Services, Inc., a Wisconsin corporation (the “Company”), and to being named as such nominee in any proxy and/or consent solicitation statement, proxy and/or consent card and any other materials prepared, distributed and/or filed with any governmental body, by or on behalf of Park City Capital, LLC and/or any of its funds, affiliates, agents or representatives (together, the “Proponents”), in connection with the solicitation of proxies and/or written consents by any of the Proponents for the undersigned’s election or appointment at any annual or special meeting of the Company held, or pursuant to any action without a meeting taken, within twelve (12) months after the date set forth below. The undersigned further consents to serve on the board of directors of the Company if elected or appointed at any such meeting or pursuant to any such action without a meeting.

In witness hereof, the undersigned hereby executes this consent as of the date set forth below.

Signed: /s/ John M. Mueller	Date: September 28, 2016
Print Name: John M. Mueller

CONSENT

The undersigned hereby consents to be nominated as a director of ARI Network Services, Inc., a Wisconsin corporation (the “Company”), and to being named as such nominee in any proxy and/or consent solicitation statement, proxy and/or consent card and any other materials prepared, distributed and/or filed with any governmental body, by or on behalf of Park City Capital, LLC and/or any of its funds, affiliates, agents or representatives (together, the “Proponents”), in connection with the solicitation of proxies and/or written consents by any of the Proponents for the undersigned’s election or appointment at any annual or special meeting of the Company held, or pursuant to any action without a meeting taken, within twelve (12) months after the date set forth below. The undersigned further consents to serve on the board of directors of the Company if elected or appointed at any such meeting or pursuant to any such action without a meeting.

In witness hereof, the undersigned hereby executes this consent as of the date set forth below.

Signed: /s/ Michael J. Fox	Date: October 4, 2016
Print Name: Michael J. Fox

A-1

Appendix B

Transactions in ARI Shares During the Past Two Years

The following table sets forth information with respect to all purchases and sales of ARI shares effected by Park City Capital Offshore Master, Ltd. during the past two years. Park City Capital Offshore Master, Ltd. paid for each of these ARI shares with cash amounts on hand.

Park City Capital Offshore Master, Ltd.

Transaction Date	Number of Shares Bought/(Sold)	Price Per Share
10/06/14	5,101	$3.0030
10/07/14	24,939	$3.2258
10/10/14	57,500	$3.2731
10/17/14	19,444	$2.9830
10/20/14	5,000	$3.1742
10/27/14	3,800	$3.1118
10/29/14	61,900	$3.1289
10/31/14	21,509	$3.3475
11/3/14	15,807	$3.2734
11/7/14	15,000	$3.3218
11/10/14	20,000	$3.6244
11/11/14	55,000	$4.1775
11/13/14	5,500	$3.4938
11/14/14	47,000	$3.5304
11/17/14	25,000	$3.9946
11/18/14	18,009	$3.7567
11/18/14	27,800	$3.8817
11/19/14	20,000	$3.9606
11/19/14	10,710	$3.8238
11/20/14	10,000	$3.8109
11/21/14	30,664	$3.7965
11/24/14	6,793	$3.8500
11/25/14	25,811	$3.8423
11/26/14	148,013	$3.8656
12/02/14	3,700	$3.8411
12/03/14	300,000	$3.7500
12/04/14	16,000	$3.7449

B-1

Appendix C

Additional Information About the Participants in this Solicitation

Except as set forth in this proxy statement or in the Appendices hereto, none of Park City Capital, LLC, Park City Capital Offshore Master, Ltd., Michael J. Fox, any of our director candidates, or any of the other persons named in this proxy statement as being participants in this proxy solicitation, or any associate of any of the foregoing persons (collectively, the “Participants” and each, “Participant”) (i) owns beneficially, directly or indirectly, or has the right to acquire, any securities of ARI or any parent or subsidiary of ARI, (ii) owns any securities of ARI, or any parent or subsidiary of ARI, of record but not beneficially, (iii) has purchased or sold any securities of ARI within the past two years, (iv) has incurred indebtedness for the purpose of acquiring or holding securities of ARI, (v) is or has been a party to any contract, arrangement or understanding with respect to any securities of ARI within the past year, (vi) has been indebted to ARI or any of its subsidiaries since the beginning of ARI’s last fiscal year, (vii) has any arrangement or understanding with respect to future employment by ARI or any of its affiliates or with respect to any future transactions to which ARI or any of its affiliates will or may be a party, or (viii) has engaged in or had, or is deemed to have, a direct or indirect interest in any transaction, or series of similar transactions, within ARI’s last two fiscal years and the interim period to the date hereof, or in any currently proposed transaction, or series of similar transactions, to which ARI or any of its affiliates was or is to be a party, in which the amount involved exceeds $120,000.

In addition, except as set forth in this proxy statement or in the Appendices hereto, (i) none of the corporations or organizations in which any Participant has conducted his principal occupation or employment was a parent, subsidiary or other affiliate of ARI, (ii) none of the Participants holds any position or office with ARI or has any family relationship with any executive officer or director of ARI or each other, and (iii) there are no material proceedings to which any Participant is a party adverse to ARI or any of its subsidiaries, or in which any Participant has a material interest adverse to ARI or any of its subsidiaries.

During the past 10 years, except as set forth in this proxy statement, in the Appendices hereto or below:

(a)	No petition under the federal bankruptcy laws or any state insolvency law has been filed by or against, and no receiver, fiscal agent or similar officer has been appointed by a court for the business or property of, any Participant, or any partnership in which any Participant was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing.
(b)	No Participant has been convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations, similar misdemeanors and other minor offenses).
(c)	No Participant has been the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining such person from, or otherwise limiting, the following activities:
(i)	Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment advisor, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;
(ii)	Engaging in any type of business practice; or
(iii)	Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws.

C-1

(d)	No Participant has been the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (c)(i) above, or to be associated with persons engaged in any such activity.
(e)	No Participant has been found by a court of competent jurisdiction in a civil action or by the SEC to have violated any federal or state securities law, where the judgment in such civil action or finding by the SEC has not been subsequently reversed, suspended or vacated.
(f)	No Participant has been found by a court of competent jurisdiction in a civil action or by the Commodities Futures Trading Commission to have violated any federal commodities law, where the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated.
(g)	No Participant has been the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding (other than any settlement of a civil proceeding among private litigants), not subsequently reversed, suspended or vacated, relating to an alleged violation of:
(i)	Any Federal or State securities or commodities law or regulation;
(ii)	Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or
(iii)	Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity.
(h)	No Participant has been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization, any registered entity, or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

No Participant has failed to file on a timely basis any reports related to ARI that are required by Section 16(a) of the Exchange Act.

C-2

Appendix D

Common Stock Ownership of Certain Beneficial Owners and Management

The following tables set forth the beneficial ownership of ARI’s shares by each shareholder known to be the beneficial owner of more than 5% of the outstanding shares of ARI and the beneficial ownership of ARI’s shares by each of ARI’s directors and named executive officers, and the directors and executive officers as a group. We have taken this information from ARI’s proxy statement, and we assume no responsibility for the accuracy or completeness of this information. We have updated this information from ARI’s proxy statement for its “2017” annual meeting only by including information regarding Park City Capital and our director candidates, calculating their stock ownership percentages by using the outstanding share information of ARI as reported in its proxy statement for its “2017” annual meeting.

The address for each of the persons listed below is 10850 West Park Place, Suite 1200, Milwaukee, Wisconsin 53224, unless otherwise specified.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class(2)
5% Shareholders:
Wellington Trust Company, NA(3) Wellington Management Company, LLP Wellington Trust Company, National Association Multiple Common Funds Trust, Micro Cap Portfolio 280 Congress Street Boston, MA 02210	1,531,300	8.78%
Cowen Prime Advisers, a division of Cowen Prime Services(4) 1010 Franklin Avenue, Suite 303 Garden City, NY 11530	1,259,200	7.22%
Michael D. Sifen, Inc.(5) 500 Central Drive, Suite 106 Virginia Beach, VA 23454	1,205,128	6.91%
12 West Capital Management LP(6) 90 Park Avenue, 41st Floor New York, NY 10016	1,020,000	5.85%
Park City Capital, LLC(7) Park City Capital Offshore Master, Ltd. 200 Crescent Court, Suite 1575 Dallas, TX 75201	1,000,000	5.73%
Management:
Roy W. Olivier(8)	888,946	4.99%
William A. Nurthen	189,806	*
Robert A. Ostermann	181,567	*
Chad J. Cooper	165,484	*
William H. Luden, III	114,822	*
P. Lee Poseidon	113,233	*
William C. Mortimore	110,909	*
Robert Y. Newell, IV	96,164	*
All current executive officers and directors as a group (8 persons)	1,860,931	10.3%
Park City Capital Director Nominees:
John M. Mueller	N/A	0
Michael J. Fox(9)	1,000,000	5.73%
All Park City Capital director nominees (2 persons)(9)	1,000,000	5.73%

*	denotes less than 1%

(1)	Except as otherwise noted, the persons named in the above table have sole voting and investment power with respect to all shares shown as beneficially owned by them. Includes options exercisable within 60 days of October 28, 2016 as follows: Mr. Olivier (375,000 shares), Mr. Nurthen (56,250 shares), Mr. Cooper (10,000 shares), Mr. Luden (10,000 shares), Mr. Mortimore (59,000 shares), Mr. Newell (10,000 shares), Mr. Ostermann (45,500 shares) and all executive officers and directors as a group (565,750 shares). Mr. Cooper’s total includes 104,667 shares owned by a family trust of which Mr. Cooper is co-trustee.
(2)	Stock ownership percentages were calculated using the outstanding share information of ARI as reported in ARI’s proxy statement, where ARI reported 17,448,066 shares of its common stock as being outstanding as of October 28, 2016.
(3)	Ownership information is provided as of December 31, 2015 based in part upon Amendments No. 2 to Schedules 13G filed on February 11, 2016 by each of Wellington Trust Company, NA (“Wellington Trust”), Wellington Management Group, LLP (“Wellington Management”) and Wellington Trust Company, National Association Multiple Common Trust Funds Trust, Micro Cap Equity Portfolio (“Wellington Micro Cap”). According to the amended Schedules 13G, each of Wellington Trust and Wellington Management, in its respective capacity as investment adviser, may be deemed to beneficially own 1,531,300 shares of the Company that are held of record by their respective clients, and each reports shared voting and dispositive power with respect to such shares; and Wellington Micro Cap is the beneficial owner of 1,353,373 of such shares. According to the amended Schedules 13G, the shares are owned of record by clients of Wellington Trust and Wellington Management, and such clients have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of, such shares; and no such client is known to have the right or power with respect to more than five percent of the Company’s common stock except for Wellington Trust and Wellington Micro Cap, each of which is a client of Wellington Management.
(4)	Ownership information is provided as of December 31, 2015 based on a Schedule 13G filed on February 9, 2016 by Cowen Prime Advisors (“CPA”), a division of Cowen Prime Services, LLC. In its role as investment adviser, CPA possesses discretionary investment authority with respect to the shares reported, which are owned by various clients who have retained sole primary voting authority over all of such shares.
(5)	Ownership information is provided as of March 15, 2013 based upon Schedule 13G filed on May 22, 2013 by Michael D. Sifen, Inc. Total includes 498,461 shares of common stock held by Michael D. Sifen and 706,667 shares of common stock held by Michael D. Sifen, Inc., an entity controlled by Mr. Sifen. Ownership information is based on the Company’s information with respect to (i) share certificates transferred to Mr. Sifen by the Company’s transfer agent on October 17, 2011 related to shares of common stock acquired by Channel Blade Technologies Corporation (“Channel Blade”) on April 29, 2009 in connection with the Company’s acquisition of substantially all of the assets of Channel Blade; (ii) shares of common stock issued by the Company to Michael D. Sifen, Inc., an entity controlled by Mr. Sifen, as of December 4, 2012; and (iii) shares of common stock issued to Michael D. Sifen, Inc. as a result of the exercise of the Warrant issued in connection with the Company’s private placement.
(6)	Ownership information is provided as of July 1, 2016 based on a Schedule 13D filed on July 11, 2016 by 12 West Capital Management LP (“12 West Management”). 12 West Management serves as investment manager to 12 West Capital Fund LP, a Delaware Limited Partnership (“12 West Onshore Fund”) and 12 West Capital Offshore Fund, a Cayman Islands exempted limited partnership (“12 West Offshore Fund”), and possesses the sole power to vote and the sole power to direct the disposition of all securities of the Company held by 12 West Onshore Fund and 12 West Offshore Fund. Joel Ramin, as the sole member of 12 West Capital Management, LLC and the general partner of 12 West Management, possesses the voting and dispositive power with respect to all securities beneficially owned by 12 West Management. Total includes 597,720 shares of common stock held by 12 West Onshore Fund and 422,280 shares of common stock held by 12 West Offshore Fund.
(7)	Park City Capital, LLC, as investment adviser to Park City Capital Offshore Master, Ltd., has shared voting and dispositive power with respect to the 1,000,000 shares of ARI common stock held directly by Park City Capital Offshore Master, Ltd. Mr. Michael J. Fox, as the managing member of Park City Capital, LLC, may be deemed to beneficially own the shares of ARI common stock disclosed as directly owned by Park City Capital Offshore Master, Ltd.

(8)	Mr. Olivier’s total includes 155,200 shares held in the Company’s 401(k) plan, of which Mr. Olivier is a trustee with voting power. Mr. Olivier disclaims any beneficial ownership in these shares in excess of his pecuniary interest of 13,246 shares.
(9)	Mr. Fox may be deemed to be the beneficial holder of the ARI shares held by Park City Capital.

Important: How to Provide a Proxy to Us

Your vote is important. No matter how many ARI shares you own, please provide a proxy to vote in favor of our director candidates by taking three steps:

•	Check the boxes indicating a vote FOR our two director candidates on the enclosed BLUE proxy card;
•	SIGN and DATE the enclosed BLUE proxy card; and
•	MAIL the enclosed BLUE proxy card to us in the enclosed postage-paid envelope.

If any of your ARI shares are held in the name of a bank, broker or other nominee, only that entity can vote your ARI shares and only upon receipt of your specific instructions. Accordingly, if you received a BLUE voting instruction card from your bank, broker or other nominee, you should immediately complete, sign, date and return the BLUE voting instruction card to that entity. If you have not received a BLUE voting instruction card from your bank, broker or other nominee, you should immediately contact the person responsible for your account to obtain a BLUE voting instruction card. We urge you to confirm to us in writing any voting instructions provided to a bank, broker or other nominee, by calling or sending a faxed copy of the executed voting instruction card to Alliance Advisors at the toll-free telephone number or fax number provided below, so that we will be aware of all instructions given and can attempt to ensure that such instructions are followed.

We urge you not to sign any proxy card or revocation card that may be sent to you by ARI. To support Park City Capital, you should return our BLUE proxy card and discard any proxy card you receive from ARI. You do not need to (and should not) vote “withhold” on ARI’s proxy card to vote for our director candidates. You should not vote for any of the director candidates nominated by ARI or on any other matter by returning ARI’s proxy card.

If you have already provided ARI with an executed proxy, you may revoke it by executing a later dated BLUE proxy card and sending it to us in the enclosed postage-paid envelope (or, if you hold your shares through a bank, broker or other nominee, by sending a later dated BLUE voting instruction card to that entity).

If you have any questions, require any assistance in voting your ARI shares, need any additional copies of our proxy materials, or have any other questions, please call Alliance Advisors, our proxy advisor, at the toll-free telephone number included below.

Alliance Advisors
200 Broadacres Drive, 3rd Floor
Bloomfield, NJ 07003
Toll-free number: 855-737-3183
Fax: 973-338-1430

BLUE PROXY CARD

THIS PROXY IS SOLICITED ON BEHALF OF PARK CITY

“2017” ANNUAL MEETING OF SHAREHOLDERS OF ARI NETWORK SERVICES, INC.

THIS PROXY IS NOT FROM ARI’S MANAGEMENT OR BOARD OF DIRECTORS

THIS PROXY SOLICITATION IS BEING MADE BY PARK CITY CAPITAL, LLC, PARK CITY CAPITAL OFFSHORE MASTER, LTD. AND PARK CITY’S NOMINEES LISTED ON THE REVERSE SIDE OF THIS PROXY (COLLECTIVELY, “PARK CITY”)

The undersigned, a shareholder of record of ARI Network Services, Inc. (Nasdaq Capital Market: ARIS), a Wisconsin corporation (the “Company”), hereby appoints John M. Mueller, Michael J. Fox and Derek D. Bork (each with full power to act without the others) as proxies for the undersigned, with full powers of substitution and resubstitution, to raise and second motions to nominate candidates for election to the Company’s Board of Directors, and to vote all of the shares of the Company’s Common Stock that the undersigned would be entitled to vote if personally present, at the Company’s “2017” Annual Meeting of Shareholders scheduled to be held on January 5, 2017, and at any adjournments or postponements of such meeting and at any meeting called in lieu of such meeting (including all of the above, the “Meeting”), in each case subject to applicable law.

The undersigned hereby revokes any other proxy heretofore given to vote or act with respect to the shares of the Company’s Common Stock held by the undersigned and hereby ratifies and confirms all actions the herein named proxy holders, their substitutes, or any of them may take by virtue hereof. If properly executed, this Proxy will be voted as directed on the reverse side and in the discretion of the proxy holders or their substitutes with respect to any other matters coming before the Meeting that are unknown to Park City a reasonable time before this solicitation.

IF NO CHOICE IS SPECIFIED BY THE SHAREHOLDER, THE PROXY HOLDERS WILL VOTE THE SHARES “FOR” EACH OF THE NOMINEES NAMED UNDER PROPOSAL 1 AND “AGAINST” PROPOSALS 2, 3 and 4, in each case as listed on the reverse side of this Proxy.

In the event that any of the nominees named under Proposal 1 on the reverse side is unable to serve or for good cause will not serve as a member of the Company’s Board of Directors, the proxy holders will have the right to nominate, and vote the shares represented by this Proxy for the election of, the nominees selected in the sole discretion of the proxy holders, other than for any nominee for whom the authority to vote has been withheld on this Proxy.

IMPORTANT: PLEASE SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY
- TO BE SIGNED AND DATED ON THE REVERSE SIDE -

PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.

Important Notice Regarding the Availability of Proxy Materials for the
Meeting of Shareholders to be held January 5, 2017
Related Materials for Your Review are available at: http://viewproxy.com/ARI/ParkCity/2017/

Please mark votes as in this example ☒

PARK CITY RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION TO THE BOARD OF DIRECTORS OF EACH OF THE NOMINEES LISTED BELOW AND VOTE "AGAINST" PROPOSALS 2 AND 3.
Park City makes no recommendation on Proposal 4.

1. Election to the Board of Directors of:

Nominees:	**FOR**	**WITHHOLD**
01 John M. Mueller	☐	☐
02 Michael J. Fox	☐	☐

☐ **FOR** ☐ **AGAINST** ☐ **ABSTAIN**

3. To approve, on an advisory basis, ARI's named executive officer compensation.

☐ **FOR** ☐ **AGAINST** ☐ **ABSTAIN**

DO NOT PRINT IN THIS AREA
(Shareholder Name & Address Data)

Address Change/Comments: (If you noted any Address Changes and/or Comments above, please mark box.) ☐

Please indicate if you plan to attend this meeting ☐

CONTROL NUMBER

☐ **FOR** ☐ **AGAINST** ☐ **ABSTAIN**

5. Any other matter(s) properly brought before the Meeting.

PLEASE SIGN AND DATE THIS PROXY BELOW.

IMPORTANT NOTE TO SHAREHOLDERS:

Please sign exactly as your shares are registered. Joint owners should both sign. When signing as executor, trustee, administrator, guardian, officer of a corporation, attorney-in-fact or in any other fiduciary or representative capacity, please give your full name and title. This Proxy, when executed, will vote all shares held in all capacities. Please date this Proxy.

Date: ______________________________

____
Print Name of Shareholder (Individual or Entity Name)

____
Signature of Shareholder (or Representative of Entity)

____
Signature (if held jointly by individuals)

____
Name and Title of Representative of Entity (if applicable – See Important Note to Shareholders)

CONTROL NUMBER

PROXY VOTING INSTRUCTIONS

Please have your 11-digit control number ready when voting by Internet or Telephone

INTERNET
Vote Your Proxy on the Internet:

Go to www.cesvote.com
Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

TELEPHONE
Vote Your Proxy by Phone:

Call 1 (888) 693-8683
Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

MAIL
Vote Your Proxy by Mail:

Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.